UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): February 26, 2008 (February 26, 2008)

NATIONAL FINANCIAL PARTNERS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-31781	13-4029115
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

787 Seventh Avenue, 11th Floor New York, New York		10019
(Address of principal executive offices)		(Zip Code)

(212) 301-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Through February 26, 2008, National Financial Partners Corp. (the “Company”) has completed the repurchase of 333,400 shares of Company common stock in the open market (the “Repurchase”), totaling $9,328,277 and at the average price of approximately $27.98 per share. The Repurchase was made pursuant to the previously announced authorization by the Board of Directors of the Company to repurchase up to $45 million of the Company’s common stock on the open market, at times and in such amounts as management deems appropriate.

Future disclosure regarding repurchases of Company common stock shall be made, as applicable, in the Company’s Quarterly Reports on Form 10-Q, the Company’s Quarterly Financial Supplements or in the Company’s Annual Reports on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Financial Partners Corp. Date: February 26, 2008

By:	/s/ Mark C. Biderman

Name:	Mark C. Biderman
Title:	Executive Vice President and Chief Financial Officer